                                                                    Exhibit 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES
                       ----------------------------------

                            1994
                            ----
 Earnings                                   Fixed Charges
 --------                                   -------------
 Pre-Tax Income                 2,843       Interest Exp                    223
 LP's Interest                  2,754
                                                                  --------------
                                            Total                           223
                       ---------------
 Subtotal                       5,597
 Fixed Charges                    223
                       ---------------
 Total                          5,820

 Ratio of E to FC:              26.10

                            1995
                            ----
 Earnings                                   Fixed Charges
 --------                                   -------------

 Pre-Tax Income                 2,313       Interest Exp                    294
 LP's Interest                  7,046
                                                                  --------------
                                            Total                           294
                       ---------------
 Subtotal                       9,359
 Fixed Charges                    294
                       ---------------
 Total                          9,653

 Ratio of E to FC:              32.83

                            1996
                            ----
 Earnings                                   Fixed Charges
 --------                                   -------------

 Pre-Tax Income                   (90)      Interest Exp                    502
 LP's Interest                  9,638
                                                                  --------------
                                            Total                           502
                       ---------------
 Subtotal                       9,548
 Fixed Charges                    502
                       ---------------
 Total                         10,050

 Ratio of E to FC:              20.02

                            1997
                            ----
 Earnings                                   Fixed Charges
 --------                                   -------------

 Pre-Tax Income                 3,370       Interest Exp                  1,777
 LP's Interest                 14,354       ING Fee                          53
                                                                  --------------
                                                                          1,830
                       ---------------
 Subtotal                      17,724
 Fixed Charges                  1,830
                       ---------------
 Total                         19,554

 Ratio of E to FC:              10.69

                       6/30/98 HISTORICAL
                       ------------------
 Earnings                                   Fixed Charges
 --------                                   -------------
 Pre-Tax Income                 3,145       Interest Exp                  1,609
 LP's Interest                 10,848       ING Fee                          84
                                                                  --------------
                       ---------------                                    1,693
 Subtotal                      13,993
 Fixed Charges                  1,693
                       ---------------
 Total                         15,686

 Ratio of E to FC:               9.27

                         1998 HISTORICAL
                         ---------------
 Earnings                                   Fixed Charges
 --------                                   -------------
 Pre-Tax Income                 6,560       Interest Exp                  3,899
 LP's Interest                 26,292       ING Fee                         186
                                                                  --------------
                       ---------------                                    4,085
 Subtotal                      32,852
 Fixed Charges                  4,085
                       ---------------
 Total                         36,937

 Ratio of E to FC:               9.04

                         1998 PRO FORMA
                         --------------
 Earnings                                   Fixed Charges
 --------                                   -------------
 Pre-Tax Income                59,429       Interest Exp                 14,858
 Fixed Charges                 15,582       ING Fee                         186
                       ---------------      Bond Discount                    38
 Total                         75,011       Def Offering Costs              500
                                                                  --------------
                                                                         15,582

 Ratio of E to FC:               4.81

                      6/30/99 HISTORICAL
                      ------------------
 Earnings                                   Fixed Charges
 --------                                   -------------
 Pre-Tax Income                10,081       Interest Exp                  2,310
 LP's Interest                 21,054       ING Fee                         103
                                                                  --------------
 Fixed Charges                  2,413                                     2,413
                       ---------------
 Total                         33,548

 Ratio of E to FC:              13.90

                      6/30/99 PRO FORMA
                      -----------------
 Earnings                                   Fixed Charges
 --------                                   -------------
 Pre-Tax Income                50,636       Interest Exp                  7,584
 Fixed Charges                  7,956       ING Fee                         103
                       ---------------
 Total                         58,592       Bond Discount                    19
                                            Def Offering Costs              250
                                                                  --------------
                                                                          7,956
 Ratio of E to FC:               7.36